Exhibit 99.7

Pro Forma Condensed Combined Financial Statements

(Unaudited)

(in thousands, unless otherwise noted)

The following unaudited pro forma condensed combined statement of operations gives effect to the December 2014 acquisition by Solar Power, Inc., of Sinsin Renewable Investment Limited (“Sinsin”) and its subsidiaries. On September 9, 2014, Solar Power, Inc. and its indirectly wholly-owned subsidiary, SPI China (HK) Limited, entered into a Share Sale & Purchase Agreement with Sinsin Europe Solar Asset Limited Partnership and Sinsin Solar Capital Limited Partnership to purchase all of their outstanding capital stock of Sinsin.

The historical financial information of Sinsin included elsewhere in this Form 8-K/A has been prepared in accordance with International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board (“IASB”) and presented in Euros. IFRSs includes International Accounting Standards (“IAS”) and related interpretations. The unaudited pro forma financial statements presented herein include adjustments to convert the basis of the financial statements of Sinsin from IFRSs to U.S. generally accepted accounting principles (“U.S. GAAP”) and to translate the Euro amounts into U.S. dollars.

The pro forma condensed combined balance sheet as of September 30, 2014, and the pro forma condensed combined statement of operations for the nine-month period ended September 30, 2014, and the notes thereto are included herein. No pro forma combined statement of operation for the year ended December 31, 2013 is presented as Sinsin was only incorporated on May 8, 2013 and its consolidated revenue was entirely generated by those wholly-owned subsidiaries acquired since its date of incorporation.

The unaudited pro forma condensed combined statement of operations is based on the individual historical consolidated statement of operations of Solar Power, Inc. and Sinsin for the nine-month period ended September 30, 2014 giving effect to the acquisition of Sinsin as if it had occurred on January 1, 2014. The pro forma statement of operations reflects only pro forma adjustments expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined balance sheet is based on the individual historical consolidated balance sheet of Solar Power, Inc. and Sinsin as at September 30, 2014 giving effect to the acquisition of Sinsin as if it had occurred on September 30, 2014. The unaudited pro forma condensed combined financial statements reflects adjustments to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with (1) Solar Power, Inc.’s annual report on Form 10-K, including the audited consolidated financial statements for the year ended December 31, 2013, and the notes relating thereto, (2) Sinsin’s audited consolidated financial statements for the period from May 8, 2013 (date of incorporation) to December 31, 2013, and the notes relating thereto, and (3) the Solar Power, Inc. Form 10-Q for the second quarter ended June 30, 2014, including the unaudited interim condensed consolidated financial statements for the six-months ended June 30, 2014.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine-month period ended September 30, 2014

(In thousands, except for share data)

	Solar Power, Inc.	Sinsin	Pro Forma	Pro Forma
		(U.S. GAAP)	Adjustments (3)	Combined

Net sales:
Net sales	$36,593	$11,137		$47,730
Total net sales	36,593	11,137		47,730
Cost of goods sold:
Cost of goods sold	30,393	4,933	629	35,955

Total cost of goods sold	30,393	4,933	629	35,955

Gross profit	6,200	6,204		11,775

Operating expenses:
General and administrative	4,190	506		4,696
Sales, marketing and customer service	1,025	-		1,025
Total operating expenses	5,215	506		5,721

Operating income	985	5,698		6,054
Other income (expense):
Interest expense	(2,090)	(4,406)		(6,496)
Interest income	967	-		967
Loss on extinguishment of convertible bonds	(8,907)	-		(8,907)
Change in market value of derivative liability	310	-		310
Other (expense)/income, net	(197)	(40)		(237)

Total other expense	(9,917)	(4,446)		(14,363)

Loss before income taxes	(8,932)	1,252		(8,309)
Provision for income taxes	945	885		1,830

Net loss	$(9,877)	$367		$(10,139)
Net loss per common share
Basic and diluted	$(0.04)			$(0.04)

Weighted average number of common shares used in computing per share amounts
Basic and diluted	246,240,974			284,415,889

See accompanying notes to the pro-forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2014

(In thousands, except for share data)

	Solar Power, Inc.	Sinsin (U.S. GAAP)	Pro Forma Adjustments (1)	Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$12,789	$2,678	$(4,007)	$11,460
Accounts receivable, net of allowance for doubtful accounts	7,020	6,493	-	13,513
Accounts receivable, related party	3,662	-	-	3,662
Costs and estimated earnings in excess of billings on uncompleted contracts	22,705	-	-	22,705
Inventories, net	2,719	-	-	2,719
Prepaid expenses and other current assets	2,191	2,285	-	4,476
Total current assets	51,086	11,456	(4,007)	58,535

Intangible asset	703	-	-	703
Goodwill	-	9,236	48,719	57,955
Restricted cash	160	-	-	160
Accounts recivable, non-current	9,194	-	-	9,194
Notes receivable, noncurrent	13,416	-	-	13,416
Construction in progress	27,306	-	-	27,306
Property, plant and equipment at cost, net	10,991	67,714	2,325	81,030
Other prepaid expenses and non-current assets	-	18	-	18
Deferred tax asset - non-current portion	-	844	-	844
Total assets	$112,856	$89,268	$47,037	$249,161
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,859	$1,669	$32,123	$45,651
Accounts payable, related party	34,372	-	-	34,372
Accrued liabilities	813	2,035	-	2,848
Income taxes payable	911	1,480	-	2,391
Interest payable	-	85	-	85
Loans payable - current portion	-	86,216	(86,216)	-
Derivative liability	673	-	-	673
Total current liabilities	48,628	91,485	(54,093)	86,020
Loans payable and capital lease obligations, net of current portion	10,970	-	-	10,970
Deferred tax liabilities	-	4,947	-	4,947
Other liabilities	1,584	394	27,534	29,512
Total liabilities	61,182	96,826	(26,559)	131,449

Commitments and contingencies	-	-	-	-

Stockholders' equity
Common stock	43	126	(122)	47
Additional paid in capital	117,917	-	66,034	183,951
Accumulated other comprehensive loss	(335)	-	-	(335)
Accumulated deficit	(65,951)	(7,684)	7,684	(65,951)
Total stockholders' equity	51,674	(7,558)	73,596	117,712
Total liabilities and stockholders' equity	$112,856	$89,268	$47,037	$249,161

See accompanying notes to the pro-forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(in thousands, unless otherwise noted)

Note 1 — Basis of Presentation

On September 9, 2014, Solar Power, Inc. and its wholly-owned indirect subsidiary, SPI China (HK) Limited entered into a Share Sale & Purchase Agreement (Purchase Agreement) with Sinsin Europe Solar Asset Limited Partnership and Sinsin Solar Capital Limited Partnership to purchase all of their outstanding capital stock of Sinsin. Under the Purchase Agreement, Solar Power, Inc. acquired 100% of the issued and outstanding shares of Sinsin from Sinsin shareholders in exchange for cash consideration of €49.3 million (approximately $64 million U.S. Dollars) and 38,174,915 shares common stock of the Solar Power, Inc.. Solar Power, Inc. issued the shares of common stock upon reliance of Regulation S as an exemption from registration under the Securities Act of 1933, as amended.

The acquisition was completed on December 1, 2014.

In accordance with guidance for pro forma financial statements, we are presenting the as-if-combined balance sheet of Solar Power, Inc. and Sinsin as if they were combined on September 30, 2014.

Note 2 — IFRS to U.S. GAAP Adjustments and Foreign Currency Translation

There is no adjustment made to the Sinsin consolidated statement of operations for the nine-month period ended September 30, 2014 to convert from IFRS to U.S. GAAP. In addition, the Euro based consolidated income statement for Sinsin for the nine-month period ended September 30, 2014 converted to U.S. GAAP has been translated to U.S. dollars using a historic exchange rate. The average historic spot rate for the nine-month period ended September, 2014 was $1.349 per Euro and the historic spot rate as of September 30, 2014 was $1.263 per Euro. A reader of this pro forma financial information should not construe this translation as representations by the Company that the real amounts actually represent these U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated.

	Sinsin (IFRS) (Euros)	U.S. GAAP Adjustments (Euros)	Sinsin (U.S. GAAP) (Euros)	Translation Adjustment (Euro x 1.349)	Sinsin (U.S. GAAP) (U.S. Dollars)

Net sales:
Net sales	8,253	-	8,253	2,884	11,137
Total net sales	8,253	-	8,253	2,884	11,137
Cost of goods sold:
Cost of goods sold	4,122	-	4,122	1,440	5,562

Total cost of goods sold	4,122	-	4,122	1,440	5,562

Gross profit	4,131	-	4,131	1,444	5,575

Operating expenses:
General and administrative	375	-	375	131	506

Total operating expenses	375	-	375	131	506

Operating income	3,756	-	3,756	1,313	5,069
Other income (expense):
Interest expense	(3,265)	-	(3,265)	(1,141)	(4,406)
Other (expense), net	(30)	-	(30)	(10)	(40)

Total other expense	(3,295)	-	(3,295)	(1,151)	(4,446)

Benefit from income taxes	461	-	461	162	623
Provision for income taxes	656	-	656	229	885

Net loss	$(195)	-	(195)	-	$(262)

Pro forma condensed combined balance sheet

As of September 30, 2014

	Sinsin	U.S. GAAP	Sinsin	Translation	Sinsin
	(IFRS)	Adjustments	(U.S. GAAP)	Adjustment	(U.S. GAAP)
	(Euros)	(Euros)	(Euros)	(Euro x 1.263)	(U.S. Dollars)
ASSETS:
Goodwill	7,313	-	7,313	1,923	9,236
Property, plant and equipment	53,614	-	53,614	14,100	67,714
Other non-current assets	14	-	14	4	18
Deferred tax assets	668	-	668	176	844
TOTAL NON-CURRENT ASSETS	61,609	-	61,609	16,203	77,812

CURRENT ASSETS:
Trade and other receivables	6,949	-	6,949	1,829	8,778
Cash and cash equivalents	2,120	-	2,120	558	2,678
TOTAL CURRENT ASSETS	9,069	-	9,069	2,387	11,456

TOTAL ASSETS	70,678	-	70,678	18,590	89,268

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Interest payable	67	-	67	18	85
Income tax payables	1,172	-	1,172	308	1,480
Borrowings	68,263	-	68,263	17,953	86,216
Trade and other payables	2,931	-	2,931	773	3,704
TOTAL CURRENT LIABILITIES	72,433	-	72,433	19,052	91,485

LONG TERM LIABILITIES:

Other non-current liabiliies	312	-	312	82	394
Deferred tax liabilities	3,917	-	3,917	1,030	4,947
TOTAL LONG TERM LIABILITIES	4,229	-	4,229	1,112	5,341
TOTAL LIABILITIES	76,662	-	76,662	20,164	96,826

EQUITY:
Share Capital	100	-	100	26	126
Accumulated losses	(6,084)	-	(6,084)	(1,600)	(7,684)
TOTAL EQUITY-attributable to owners of the Company	(5,984)	-	(5,984)	(1,574)	(7,558)

TOTAL LIABILITIES AND EQUITY	70,678	-	70,678	18,590	89,268

Note 3 —Pro Forma Adjustment (3)

It represented the effect of fair value adjustment made on 1 December 1, 2014 as a result of Solar Power, Inc.’s acquisition over the Sinsin as if the acquisition had been consummated on January 1, 2014.

The aggregate purchase price of USD 130 million comprised of cash consideration of USD 64 million and fair value of ordinary shares issued of USD 66 million. The fair value of the ordinary shares issued for purchase price allocation purposes was estimated using the closing market price for a reasonable period before and after the date of the announcement of the acquisition. The valuation was based on a valuation report provided by a third party valuation firm. The valuation report utilizes and considers generally accepted valuation methodologies such as the income, market, cost and actual transaction of shares approach. We have incorporated certain assumptions which include projected cash flows and replacement costs.